AMENDMENT NO. 2
                            TO AGREEMENT AND PLAN OF
                            REORGANIZATION AND MERGER
                     BY AND AMONG U.S. ENERGY SYSTEMS, INC.,
                            USE ACQUISITION CORP. AND
                      ZAHREN ALTERNATIVE POWER CORPORATION


     This Amendment No. 2 to Agreement and Plan of Reorganization and Merger (the "Amendment") is made as of the 19th day of December, 2000 by and among U.S. Energy Systems, Inc. ("Parent"), USE Acquisition Corp. ("Merger Sub"), and Zahren Alternative Power Corporation (the "Company"). Unless indicated otherwise, capitalized terms shall have the same meanings herein as they have in the Merger Agreement (as defined below).

                               W I T N E S S E T H

     WHEREAS, Parent, Merger Sub and the Company previously entered into (i) that certain Agreement and Plan of Reorganization and Merger dated as of November 28, 2000 and (ii) that certain Amendment No. 1 to the Agreement dated as of the 11th day of December, 2000 (collectively the "Merger Agreement"); and

     WHEREAS, the Parent, Merger Sub and the Company now wish to amend the Agreement.

     NOW, THEREFORE, in consideration of $10.00 and other consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. The last unlettered paragraph of Section 8.01 of the Merger Agreement is hereby amended by deleting the existing paragraph in its entirety and inserting in its place the following paragraph:

          This Agreement will be terminated and be void and of no effect in the event Hancock does not consent in writing on or before 5:00 p.m., Eastern Standard time on December 22, 2000, to the Company's entering into the Merger Agreement and the Exhibits hereto to which the Company is a party and which are to be entered into as of the date hereof; provided, however, that the terms of the consent are subject to the prior approval of Parent and Merger Sub.

     2. Except as amended hereby, the Merger Agreement is as hereby ratified and confirmed and, as so amended, remains in full force and effect on the date hereof.

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     IN WITNESS  WHEREOF,  Parent,  Merger Sub and the Company  have caused this
Agreement to be executed as of the date first written above.

                                     U.S. ENERGY SYSTEMS, INC.


                                     By: /s/ Goran Mornhed
                                        ----------------------------------
                                         Name: Goran Mornhed
                                         Title: President and
                                         Chief Operating Officer


                                     USE ACQUISITION CORP.


                                     By: /s/ Goran Mornhed
                                        ----------------------------------
                                         Name: Goran Mornhed
                                         Title: President


                                     ZAHREN ALTERNATIVE POWER CORPORATION


                                     By: /s/ Bernard J. Zahren
                                        ----------------------------------
                                         Name: Bernard J. Zahren
                                         Title: President